                                                                     EXHIBIT 3.1

                             UNDERWRITING AGREEMENT

                             2,610,000 COMMON SHARES

                            ID BIOMEDICAL CORPORATION

                                                                    May 15, 2003

CIBC World Markets Corp.
Canaccord Capital Corporation
RBC Dominion Securities Inc.
Dlouhy Merchant Group Inc.
TD Securities Inc.
Desjardins Securities Inc.
Wells Fargo Securities, LLC
  c/o CIBC World Markets Corp.
  417 Fifth Avenue, 2nd Floor
  New York, New York
  10016

Ladies and Gentlemen:

          ID Biomedical Corporation, a company incorporated and existing under the laws of the Province of British Columbia (the "COMPANY") proposes, subject to the terms and conditions contained herein, to issue and sell to CIBC World Markets Corp. and the other underwriters named on Schedule A to this Agreement (the "UNDERWRITERS") an aggregate of 2,610,000 shares, no par value (the "INITIAL SHARES") of the Company's common shares (the "COMMON SHARES") and to grant to the Underwriters the option described in Section 1(b) hereof to purchase all or any part of 390,000 additional Common Shares to cover over-allotments, if any. The Initial Shares and all or any part of the 390,000 Common Shares subject to the option described in Section 1(b) hereof (the "OPTION SHARES") are hereinafter called, collectively, the "SHARES". The respective amounts of the Initial Shares to be purchased by each of the Underwriters, acting severally and not jointly, are set forth opposite their names on Schedule A hereto.

          The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the Underwriters shall be US$8.50 (the "PURCHASE PRICE"). In consideration of the Underwriters' agreement to purchase the Shares and in consideration of the services to be rendered by the Underwriters in connection therewith the Company agrees to pay to the Underwriters a fee of US$0.51 per Share (the "UNDERWRITING FEE"). The Underwriting Fee shall be due and payable at 5:30 a.m., Vancouver time, on the Closing Date (as defined herein) (the "CLOSING TIME") against payment for the Shares and shall be payable by the Company at the Closing Time as follows: (i) 6% of the total Underwriting Fee shall be paid directly to CIBC World Markets Corp. as a work fee; and (ii) the remaining 94% shall be paid to CIBC World Markets Corp. on behalf of the Underwriters, to be divided by CIBC World Markets Corp., after deducting all reasonable out of pocket expenses of each of the Underwriters and the fees and disbursements of the Underwriters' Counsel, in the following proportions: 28% to CIBC World Markets Corp., 19% to Canaccord Capital Corporation, 19% to RBC Dominion Securities Inc., 14% to Dlouhy Merchant Group Inc., 10% to TD Securities Inc., 5% to Desjardins Securities Inc. and 5% to Wells Fargo Securities, LLC.

1.   SALE AND PURCHASE OF THE SHARES.

          On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

     (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the Purchase Price, the number of Shares set forth opposite the name of such Underwriter under the column "Number of Shares to be Purchased" on Schedule A to this Agreement, subject to adjustment in accordance with Section 11 hereof.

     (b) The Company agrees to grant an option to the Underwriters to purchase up to an additional 390,000 Common Shares at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the Closing Date as defined herein and may be exercised in whole or in part on one occasion only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by CIBC World Markets Corp., on behalf of the Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Such time and date of delivery (the "DATE OF DELIVERY") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) The Underwriters shall offer the Shares for sale to the public directly and through other investment dealers and brokers in Canada and the United States only as permitted by Applicable Securities Laws (as defined herein) and upon the terms and conditions set forth in the Final Prospectuses (as defined herein) and this

          Agreement. The Underwriters agree that they will not, directly or indirectly, distribute the Registration Statement, the Preliminary Prospectuses or the Final Prospectuses or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Qualifying Provinces (as defined herein) or such states of the United States where the Shares are duly qualified under U.S. federal and applicable state securities laws, in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the 1934 Act (as defined herein), will not offer or sell any Shares in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with the 1934 Act Rule 15a-6. The parties hereto agree that sales of Shares in Canada may be made only by an Underwriter that is either registered in the appropriate category or exempt from registration under applicable Canadian Securities Laws (as defined herein) or by its appropriately registered Canadian affiliate or agent.

2.   DELIVERY AND PAYMENT.

          Delivery by the Company of the Underwriting Fee to CIBC World Markets Corp., for the accounts of the respective Underwriters and payment of the purchase price by certified or official bank cheque or cheques payable in (same day) funds or immediately available funds by wire transfer drawn to the order of the Company for the Shares, against delivery of the respective certificates therefor to the Underwriters, shall take place at the offices of Borden Ladner Gervais LLP in Vancouver, or such other location as agreed to by the Company and the Underwriters, at 5:30 a.m., Vancouver time, on May 28, 2003, or at such time on such other date, not later than June 30, 2003, as shall be agreed upon by the Company and the Underwriters (such time and date of delivery and payment are called the "CLOSING DATE").

          In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the Purchase Price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on the Date of Delivery as specified in the notice from CIBC World Markets Corp., on behalf of the Underwriters, to the Company.

          Certificates evidencing the Initial Shares and the Option Shares, if any, shall be registered in such names and shall be in such denominations as the Underwriters shall request at least two full business days before the Closing Date or the relevant Date of Delivery, as the case may be, and shall be made available to the Underwriters on the full business day before the Closing Date or the relevant Date of Delivery, as the case may be.

3.   REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING.

          The Company has prepared and filed a preliminary short form prospectus (including any documents incorporated by reference, the "CANADIAN PRELIMINARY PROSPECTUS") with the British Columbia Securities Commission (the "REVIEWING AUTHORITY") in the Province of British Columbia and with the securities regulatory authorities (together with the Reviewing Authority, the "QUALIFYING AUTHORITIES") in each of the provinces of Alberta, Saskatchewan, Manitoba and Ontario (together with British Columbia, the "QUALIFYING Provinces"). The Company has filed the Canadian Preliminary Prospectus with the Qualifying Authorities pursuant to National Policy 43-201 - Mutual Reliance Review-System for Prospectuses and AIFs and its related memorandum of understanding ("NP 43-201"), and the Reviewing Authority is acting as principal regulator. The Reviewing Authority has issued a preliminary Mutual Reliance Review System ("MRRS") decision document for the Canadian Preliminary Prospectus. The Company has also prepared and filed with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form F-10, which registration statement includes the Canadian Preliminary Prospectus, with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC (the "U.S. PRELIMINARY PROSPECTUS", and together with the Canadian Preliminary Prospectus, the "PRELIMINARY PROSPECTUSES").

          The Company shall use its reasonable best efforts to, as soon as possible, prepare and file a final prospectus, and by 5:00 p.m. (Vancouver time) on May 23, 2003, obtain pursuant to NP 43-201 an MRRS decision document evidencing the issuance by each of the Qualifying Authorities of receipts for the Canadian (final) short form prospectus, including any documents incorporated therein by reference, prepared by the Company and relating to the distribution of the Shares and for which an MRRS decision document has been issued by the Reviewing Authority on its own behalf and on behalf of each of the other Qualifying Authorities (collectively, the "CANADIAN FINAL PROSPECTUS") and other related documents in respect of the proposed distribution of the Shares, in accordance with National Instrument 44-101- Short Form Prospectus Distributions ("NI 44-101") and NP 43-201, and shall have fulfilled and complied with, to the reasonable satisfaction of the Underwriters, all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Administrators and the Qualifying Authorities ("CANADIAN SECURITIES LAWS") required to be fulfilled or complied with by the Company to enable the Shares to be lawfully distributed to the public in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Provinces.

          The Company shall immediately after the filing of the Canadian Final Prospectus with the Reviewing Authority on the date on which the Canadian Final Prospectus is filed with the Reviewing Authority, file in conformity with the requirements of all applicable securities legislation in the United States, including without limitation the SECURITIES ACT OF 1933, as amended (the "1933 ACT") and the rules and regulations promulgated thereunder (the "1933 ACT RULES"), and the SECURITIES EXCHANGE ACT OF 1934 (the "1934 ACT") and the rules and regulations promulgated thereunder (the "1934 ACT RULES") (collectively the "U.S. SECURITIES LAWS") an amendment to the registration statement including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 under the 1933 Act and the Rules), (in the form in which it becomes effective, the "REGISTRATION STATEMENT", with the U.S. prospectus included therein being referred to as the "U.S. FINAL PROSPECTUS") and shall have fulfilled and complied with, to the reasonable satisfaction of the Underwriters, the U.S. Securities Laws required to be fulfilled or complied with by the Company to enable the Shares to be lawfully distributed to the public in the United States. The U.S. Final Prospectus and the Canadian Final Prospectus, together with all documents included or incorporated by reference therein, are collectively referred to as the "Final Prospectuses".

4.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company covenants, represents and warrants to each Underwriter as follows:

     (a) All information and statements contained in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus, the Registration Statement and any amendment or supplement thereto (each an "AMENDMENT OR SUPPLEMENT") (except information or statements relating solely to the Underwriters or furnished to the Company by the Underwriters expressly for use therein), are or will be true and correct and do not contain and will not contain any untrue statement of a material fact or any misrepresentation (as defined in the SECURITIES ACT (British Columbia)) and constitute and will constitute full, true and plain disclosure of all material facts relating to the Company and the Shares and no material fact or information has been omitted from such disclosure, except for facts or information relating solely to or furnished by the Underwriters, which is required to be stated in such disclosure, or is necessary to make the statements or information contained in such disclosure, in the case of the Registration Statement, not misleading and in the case of the Preliminary Prospectuses, the Final Prospectuses or any Amendment or Supplement, in light of the circumstances under which they were made, not misleading. Each U.S. Preliminary Prospectus and U.S. Final Prospectus delivered to the Underwriters for use in connection with this offering was, and will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (b) The Preliminary Prospectuses comply fully with the requirements of Canadian Securities Laws and U.S. Securities Laws, as applicable (collectively, the "APPLICABLE SECURITIES LAWS", unless the context suggests otherwise).

     (c) The Company is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus with Qualifying Authorities.

     (d) The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act.

     (e) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Preliminary Prospectuses present, and in the Final Prospectuses will present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply in conformity with Canadian generally accepted accounting principles and consistently applied throughout the periods involved, except as indicated therein and have been reconciled to generally accepted accounting principles in the United States in accordance with
          Item 18 of Form 20-F under the 1934 Act. The summary financial information included in the Preliminary Prospectuses present, and in the Final Prospectuses will present fairly the information shown therein as at the respective dates and for the respective periods specified; and the summary financial information has been presented and will have been presented on a basis consistent with the consolidated financial statements so set forth in or incorporated by reference in the Final Prospectuses.

     (f) KPMG LLP, whose audit report will be filed with the Qualifying Authorities and the SEC as a part of the Final Prospectuses and the Registration Statement, are and, during the periods covered by their report, were independent public accountants as required by Applicable Securities Laws.

     (g) Each of the Company, and ID Biomedical Corporation of Washington, ID Biomedical Corporation of Quebec and ID Biomedical Corporation of Maryland (collectively, the "SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Subject to the preceding sentence, the Company does not control directly or indirectly any entities, other than the Subsidiaries. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and each of its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company and each of the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "PERMITS"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in the Registration Statement and the Final Prospectuses, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits; and no event has occurred that could reasonably be expected to result in revocation or termination thereof or result in any other material impairment of the rights of the Company or any Subsidiaries, as the case may be, thereunder. Except as may be required under Applicable Securities Laws and the applicable requirements of the Toronto Stock Exchange (the "TSX") and The Nasdaq Stock Market, Inc., no other Permits are required on the part of the Company or any Subsidiary to enter into, deliver and perform under this Agreement and to issue and sell the Shares to be sold by it.

     (h) The Company and each of the Subsidiaries, have taken prudent steps to protect and enforce all patents, patent rights, patent applications trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary to carry on the business currently conducted and as proposed to be conducted by them as described in the Final Prospectuses. Except as set forth in the Preliminary Prospectuses and as will be set forth in the Final Prospectuses, neither the Company nor any of the Subsidiaries (i) has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which would, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to have a Material Adverse Effect, (ii) is subject to any judgment, order, writ, injunction or decree of any court of any federal, provincial, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract, which restricts or impairs the use of any of the Intangibles which would have a Material Adverse Effect, (iii) has been the subject of any claims with respect to the validity or ownership of any of the Intangibles which would have a Material Adverse Effect, or (iv) is aware of any prior art that may render any patent application owned by the Company or any Subsidiary unpatentable which has not been disclosed to the United States Patent & Trademark Office (the "PTO") and which could have a Material Adverse Effect.

     (i) The Company and each of the Subsidiaries has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property described in the Preliminary Prospectuses and as will be described in the Final Prospectuses as being owned by it subject to defects that would not result in a Material Adverse Effect. Any real property and buildings that is described in the Preliminary Prospectuses, or that will be described in the Final Prospectuses as being held under lease by the Company and each of the Subsidiaries is held, or will at the time of filing of the Final Prospectuses be held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Final Prospectuses or would not have a Material Adverse Effect.

     (j) Except as expressly set forth in the Preliminary Prospectuses, or as will be set forth in the Final Prospectuses, there is and will be as of the date of the Final Prospectuses and the Closing Date no action, suit, proceeding, inquiry or investigation before or brought by any court or government agency, government instrumentality or body, domestic or foreign to which the Company or the Subsidiaries is subject or which is pending or, to the best of the Company's knowledge, threatened, (i) against the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect, adversely affect the consummation of this Agreement or which is required to be disclosed in the Preliminary Prospectuses or the Final Prospectuses that is not or will not be so disclosed.

     (k) Subsequent to December 31, 2002, except as described in the Preliminary Prospectuses or as will be described in the Final Prospectuses (i) there has not been and will not have been prior to the Closing Date any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (ii) neither the Company nor its Subsidiaries has sustained or will have, prior to the Closing Date, sustained any loss of or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) neither the Company nor its Subsidiaries (A) has or will have, prior to the Closing Date issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except for (x) options or shares issued in the ordinary course of business under existing stock option, director's fee payment or similar plans or pursuant to the exercise of warrants to purchase common shares of the Company and (y) liabilities or obligations incurred in the ordinary course of business, (B) has or will have, prior to the Closing Date entered into any material transaction not in the ordinary course of business or (C) has or will have, prior to the Closing Date declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock (other than the cancellation of up to 26,247 Common Shares).

     (l) There are no reports or information that in accordance with the requirements of the Qualifying Authorities must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required. No material change reports or other documents have been filed on a confidential basis with the Qualifying Authorities since December 31, 2002. There are no documents required to be filed with the Qualifying Authorities in connection with the Canadian Preliminary Prospectus or the Canadian Final Prospectus that have not been or will not be filed as required. There is no document, contract or other agreement of a character required to be described in the Preliminary Prospectuses, or the Final Prospectuses or to be filed as an exhibit to the Registration Statement which is not or will not be described or filed as required by Applicable Securities Laws. Each description of a contract, document or other agreement in the Preliminary Prospectuses and the Final Prospectuses does or will accurately reflect in all material respects the terms of the underlying document, contract or agreement. Each agreement described in the Preliminary Prospectuses, or the Final Prospectuses to which the Company or a Subsidiary is a party, subject to customary exceptions, is, or will at the time of filing of the Final Prospectuses be in full force and effect and is valid and enforceable by and against the Company or a Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any Subsidiary, if such Subsidiary is a party, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and, to the best of the Company's knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary, if such Subsidiary is a party thereto, of any other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company, any Subsidiary or their respective properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

     (m) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its memorandum, articles, certificate of incorporation, charter, by-laws or other constating documents ("constating documents") or of any license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

     (n) Subject to compliance with Applicable Securities Laws and the applicable requirements of the TSX and The Nasdaq Stock Market, Inc., neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares to be sold by it) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their respective properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the constating documents of the Company or any Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect or which if not obtained would not have a Material Adverse Effect.

     (o) The Company has authorized and outstanding share capital (as of April 22, 2003) as set forth in the Information Circular of the Company dated April 22, 2003. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding Common Shares have been duly and validly issued in compliance with all Applicable Securities Laws and are fully paid and nonassessable. None of the issued and outstanding Common Shares was issued in violation of any preemptive or other similar rights of any shareholder of the Company. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of the Company or any such rights pursuant to its constating documents or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound except as described in the Preliminary Prospectuses or as will be described in the Final Prospectuses. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted thereunder, as is set forth in the Preliminary Prospectuses, or as will be set forth in the Final Prospectuses, do, or will accurately and fairly present the information required to be disclosed with respect to such plans, arrangements, options and rights. The Shares to be sold by the Company, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as is described in the Preliminary Prospectuses or as will be disclosed in the Final Prospectuses, there is no outstanding option, warrant or other right calling for the issuance of, and there is or will be no commitment, plan or arrangement to issue, any shares of the Company or any Subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares other than options or shares issued in the ordinary course of business under existing stock option, directors' fee payment or similar plans since the date referred to in the Final Prospectuses. The Common Shares and the Shares conform, or will at the time of filing of the Final Prospectuses conform in all material respects to all statements in relation thereto contained in the Preliminary Prospectuses and the Final Prospectuses, as the case may be. Except as is described in the Preliminary Prospectuses or as will be described in the Final Prospectuses, all outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned subsidiary of the Company, free and clear of any security interests, liens, encumbrances, equities or claims.

     (p) There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement, the Canadian Final Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under any Canadian provincial securities legislation.

     (q) All necessary corporate action has been or will have been at the Closing Date duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) by general equitable principles and (iii) with respect to the indemnification and contribution rights, by Applicable Securities Laws.

     (r) Neither the Company nor any of its Subsidiaries are involved in any labor dispute nor, to the best of the Company's knowledge, is any such dispute threatened, which dispute in either case would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. Other than as will be disclosed in the Preliminary Prospectuses or as will be disclosed in the Final Prospectuses, the Company is not aware of any threatened or pending litigation between the Company or any of its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has not been informed that such officers will not remain in the employment of the Company.

     (s) No transaction has occurred, or will at the time of filing of the Final Prospectuses have occurred between or among the Company and any of its officers or directors or shareholders or any affiliate or affiliates of any such officer or director or shareholders that is or will be required to be described in and is not or will not be described in the Preliminary Prospectuses or the Final Prospectuses, as applicable.

     (t) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, or will take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

     (u) The Company and its Subsidiaries have filed all material federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due other than those taxes and assessments that are currently being challenged and for which a reserve has been taken. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Subsidiaries.

     (v) The Common Shares are listed on the TSX and the Nasdaq National Market ("NASDAQ"). The Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the TSX or Nasdaq, nor has the Company received any notification that the TSX or Nasdaq is contemplating such delisting.

     (w) The Shares are eligible for listing on the TSX, subject to satisfaction of customary conditions. The Shares are eligible for listing on Nasdaq, subject only to official notice of issuance.

     (x) Computershare Trust Corporation of Canada, at its office in the City of Vancouver, has been duly appointed as registrar and transfer agent for the Common Shares.

     (y) The Company has prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X.

     (z) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it or they are engaged or propose to engage; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company's or its Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary of the Company believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Except as is set forth in the Preliminary Prospectuses or as will be set forth in the Final Prospectuses, or as would not have a Material Adverse Effect, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

     (bb) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the TSX, The Nasdaq Stock Market, Inc., the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws (the "BLUE SKY LAWS")) has been obtained or made or will have been obtained or made at the later of the time of issuance of the MRRS decision document referred to in the second paragraph of Section 3 hereof and effectiveness of the Registration Statement, and is or will be in full force and effect.

     (cc) The Company and the Subsidiaries are in all material respects in compliance with, and conduct their businesses in all material respects in conformity with, all applicable U.S. and Canadian federal, state, provincial, local and foreign laws, rules and regulations and all applicable ordinances, judgments, decrees, orders, units and injunctions of any court or governmental agency or body, or the TSX or The Nasdaq Stock Market, Inc.

     (dd) There are no affiliations with the NASD among the Company's officers, directors or, to the best of the Company's knowledge, any five percent or greater stockholder of the Company, except as is set forth in the Preliminary Prospectuses or as will be set forth in the Registration Statement or the Final Prospectuses or otherwise disclosed in writing to the Underwriters.

     (ee) (i) Each of the Company and its Subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances, including without limitation radioactive materials, and protection of health or the environment ("ENVIRONMENTAL LAW") which are applicable to its business except for non-compliance that would not have a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has received any notice from (A) any third party of an asserted claim under Environmental Laws, which would have a Material Adverse Effect, or (B) any governmental authority of an asserted claim under Environmental Laws, which would have a Material Adverse Effect; (iii) each of the Company and its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, except where the failure to obtain such permit, license or approval would not have a Material Adverse Effect, and is in all material respects in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or any of its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) to the best of the Company's knowledge, no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a contaminated site under applicable state, provincial or local law.

     (ff) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof, will not be an "investment company" within the meaning of the INVESTMENT COMPANY ACT OF 1940, as amended (the "INVESTMENT COMPANY ACT").

     (gg) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other person acting on behalf of the Company or any of its Subsidiaries, including, without limitation any director, officer, agent or employee of the Company or any of its Subsidiaries, has directly or indirectly, while acting on behalf of the Company or any of its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the UNITED STATES FOREIGN CORRUPT PRACTICES ACT OF 1977, as amended; or (iv) made any other unlawful payment.

     (hh) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

     (ii) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Closing Date and
          (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement and other materials, if any, permitted by the Applicable Securities Laws.

     (jj) The Company shall use the net proceeds of the offering of the Shares to be sold by it pursuant to this Agreement in the manner specified in the Final Prospectuses under the caption "Use of Proceeds".


5.   CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

          The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares on the Closing Date are subject to each of the following terms and conditions:

     (a) The obtaining of an MRRS decision document pursuant to NP 43-201 evidencing the issuance by the Qualifying Authorities in the Qualifying Provinces of receipts for the Canadian Final Prospectus and other related documents in respect of the proposed distribution of the Shares as contemplated by Section 3 of this Agreement.

     (b) The Registration Statement shall have become effective and the U.S. Final Prospectus shall have been timely filed with the SEC in accordance with Section 3 of this Agreement.

     (c) No order preventing or suspending the use of the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Final Prospectus or the U.S. Final Prospectus and no order having the effect of ceasing or suspending the distribution of the Shares or trading in the Common Shares shall have been or shall be in effect and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose have been instituted under the Applicable Securities Laws or threatened by the

          Qualifying Authorities or the SEC, and any requests for additional information on the part of the Qualifying Authorities or the SEC (to be included in the Final Prospectuses, Registration Statement or otherwise) shall have been complied with to the satisfaction of the Qualifying Authorities and/or the SEC, as applicable.

     (d) The Underwriters shall be provided with evidence satisfactory to them, acting reasonably, that (i) the Shares have been conditionally approved for listing on the TSX, and (ii) the Shares are eligible for listing on Nasdaq.

     (e) The representations and warranties of the Company contained in this Agreement and in the certificate delivered pursuant to Section 5(f), if qualified by any materiality qualifier whatsoever shall be true and correct, and otherwise shall be true and correct in all material respects on the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Closing Date.

     (f) The Underwriters shall have received on the Closing Date a certificate, addressed to the Underwriters and dated the Closing Date, executed by the chief executive officer and the chief operating officer of the Company, or such other senior officers as may be acceptable to the Underwriters, on the Company's behalf, and not in their personal capacity to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Canadian Final Prospectus, the U.S. Final Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to the Closing Date, (ii) no order preventing or suspending the use of the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Final Prospectus or the U.S. Final Prospectus is in effect and no order having the effect of ceasing or suspending the distribution of the Shares or trading in the Common Shares is in effect and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted under or are pending under the Applicable Securities Laws or threatened by the Qualifying Authorities or the SEC, and any requests for additional information on the part of the Qualifying Authorities or the SEC (to be included in the Final Prospectuses, Registration Statement or otherwise) have been complied with to the satisfaction of the Qualifying Authorities and/or the SEC, as applicable, and (iii) the signers of such certificate have carefully examined the Registration Statement, the Canadian Final Prospectus, the U.S. Final Prospectus and this Agreement and, in their opinion (A) as of the Effective Date, the Registration Statement, the Canadian Final Prospectus and the U.S. Final Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
          (B) since the date of filing of the Final Prospectuses no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Canadian Final Prospectus, the U.S. Final Prospectus.

     (g) The Underwriters shall have received a preliminary and a final "long-form" comfort letter of KPMG LLP, dated as of the date of this Agreement and the Final Prospectuses, respectively (with the requisite procedures to be completed by such auditors within two business days of the date of this Agreement and the Final Prospectuses, respectively), addressed to the Underwriters and the board of directors of the Company, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' comfort letters to U.S. Underwriters with respect to certain financial and accounting information relating to the Company in the Preliminary Prospectuses or Final Prospectuses, as the case may be, which letters shall be in addition to the auditors' report incorporated by reference into the Preliminary Prospectuses, the Final Prospectuses and the auditors' comfort letters addressed to the Qualifying Authorities.

     (h) The Underwriters shall have received on the Closing Date a letter dated the Closing Date from KPMG LLP addressed to the Underwriters and to the board of directors of the Company, in form and substance satisfactory to the Underwriters, confirming the continued accuracy of the comfort letter to be delivered pursuant to Section 5 (g) above in connection with the Final Prospectuses, with such changes as may be necessary to bring the information in such letter forward to within two business days of the Closing Date, which changes shall be acceptable to the Underwriters, acting reasonably.

     (i) The Underwriters shall have received on the Closing Date from Borden Ladner Gervais LLP, Canadian counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, substantially in the form attached hereto as "EXHIBIT A".

     (j) The Underwriters shall have received on the Closing Date from Preston Gates & Ellis LLP, United States counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, substantially in the form attached hereto as "EXHIBIT B".

     (k) The Underwriters shall have received on the Closing Date (i) from Seed I.P. Law Group, special intellectual property counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, substantially in the form attached hereto as "EXHIBIT C", and (ii) from Morrison & Foerster LLP, special intellectual property counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, substantially in the form attached hereto as "EXHIBIT D".

     (l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (m) At the Closing Date, the Underwriters shall have received executed copies of each of the "lock-up" agreements required pursuant to
          Section 6(f) of this Agreement.

     (n) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters, and their counsel and the Underwriters shall have received from both Skadden, Arps, Slate, Meagher & Flom LLP ("SKADDEN, ARPS") and McCarthy Tetrault LLP ("MCCARTHY TETRAULT") a favorable opinion, addressed to the Underwriters and dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and the Company shall have furnished to both Skadden, Arps and McCarthy Tetrault such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (o) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates or documents as the Underwriters shall have reasonably requested as may be necessary to complete the purchase and sale of the Shares as contemplated herein.

     (p) The Underwriters shall have received on the Closing Date a certificate from the Company's transfer agent dated the Closing Date and signed by an authorized officer of such transfer agent confirming the issued and outstanding Common Shares of the Company.

6.   COVENANTS OF THE COMPANY.

     (a) The Company shall promptly advise the Underwriters in writing (i) when any amendment to the Registration Statement or Final Prospectuses shall have become effective, (ii) of the receipt of any comments from the Qualifying Authorities, or the SEC, (iii) of any request by the Qualifying Authorities to amend or supplement the Canadian Preliminary Prospectus or Canadian Final Prospectus or for additional information or of any request by the SEC to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus or U.S. Final Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (v) of the issuance by the Reviewing Authority, any other Qualifying Authority or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the regulations thereunder.

     (c) The Company has furnished or shall furnish to the Underwriters and both Skadden, Arps and McCarthy Tetrault, without charge, signed copies of the Final Prospectuses and Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by an Underwriter or dealer may be required under Applicable Securities Laws, as many copies of the Final Prospectuses and Registration Statement and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

     (d) The Company shall cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for offer and sale to the extent required by law in connection with the offering under the laws of the Qualifying Provinces and such U.S. jurisdictions as the Underwriters may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

     (e) Without the prior written consent of CIBC World Markets Corp., on behalf of the Underwriters, for a period of 180 days after the closing of the proposed offering, the Company shall not, nor shall it announce any intention to, directly or indirectly, offer or sell, or enter into an agreement to offer or sell, lend, pledge or otherwise transfer or dispose of any Common Shares or any other securities convertible into, exchangeable for, or otherwise exercisable into any securities of the Company (except in connection with (i) the Company's stock option plan, directors' fee payment plan or any other securities compensation plan and securities issued upon the exercise of rights thereunder, and
          (ii) in connection with acquisitions, partnering or similar transactions, or arrangements with the University of Tennessee Research Corporation as will be described in the Final Prospectuses, provided that such shares issued in connection with such transactions or arrangements are subject to restrictions on resale prior to the end of such 180 day period).

     (f) Without the prior written consent of CIBC World Markets Corp., on behalf of the Underwriters (such consent not to be unreasonably withheld), for a period of 30 days after the closing of the proposed offering, no director or executive officer of the Company shall, nor shall they announce any intention to, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Shares beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act) by them, other than Common Shares to be transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof).

     (g) The Company will apply for the conditional approval of the TSX for the listing of the Shares and will use its best efforts to satisfy any requirements of the TSX to the listing thereof within the time specified in such approval. The Company will use its best efforts to satisfy any requirements of The Nasdaq Stock Market, Inc. relating to the listing of the Shares on Nasdaq, including the requirement to file any necessary notice or application.

     (h) The Company shall apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Final Prospectuses.

     (i) The Company will furnish to each of the Underwriters prior to or as soon as possible following the filing of the Canadian Final
          Prospectus:

          (i) a copy of the Canadian Final Prospectus signed and certified as required by the Canadian Securities Laws applicable in the Qualifying Provinces; and

          (ii) a copy of any other document required to be filed by the Company in compliance with the Canadian Securities Laws.

     (j) During the period from the date of this Agreement to the completion of distribution of the Shares, the Company shall promptly notify the Underwriters in writing of:

          (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) known to it in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its Subsidiaries taken as a whole; or

          (ii) any material fact which has arisen or been discovered and would have been required to have been stated in the Final Prospectuses had the fact arisen or been discovered on, or prior to, the date of such document; and

         (iii) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact):

                    (A) contained in the Canadian Final Prospectus or any Canadian Amendment or Supplement, which fact or change is, or may be, of such a nature as to render any statements in the Canadian Final Prospectus or any Canadian Amendment or Supplement misleading or untrue or which would result in a misrepresentation (as defined in the SECURITIES ACT (British Columbia)) in the Final Prospectuses or which would result in the Final Prospectuses not complying (to the extent that such compliance is required) with the Canadian Securities Laws; or

                    (B) which results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Final Prospectus in order that the U.S. Final Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Final Prospectus, in the light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement or the U.S. Final Prospectus to comply with the requirements of the 1933 Act and the 1933 Act Rules.

          The Company shall promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Underwriters, with all applicable filings and other requirements under the Applicable Securities Laws as a result of such fact or change. However, the Company shall not file any Amendment or Supplement or other document without first obtaining approval from the Underwriters, after consultation with the Underwriters with respect to the form and content thereof, which approval will not be unreasonably withheld or delayed. The Company shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this paragraph.

     (k) If during the period of distribution to the public of the Shares, there shall be any change in Applicable Securities Laws which, in the reasonable opinion of the Underwriters, requires the filing of an Amendment or Supplement, the Company shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Amendment or Supplement with the Qualifying Authorities in each of the Qualifying Provinces where such filing is required and with the SEC, as applicable.

     (l) When the Company is required to prepare or prepares any Amendment or Supplement, the Company shall also prepare and deliver promptly to each of the Underwriters signed and certified copies of any Amendment or Supplement which have not been previously delivered. The Amendment or Supplement shall be in form and substance satisfactory to the Underwriters acting reasonably. Concurrently with the delivery of any Amendment or Supplement, the Company shall deliver to each of the Underwriters, with respect to such Canadian Amendment or Supplement, documents similar to that referred to in Section 6(i). The Company shall promptly furnish the Underwriters, without charge, with commercial copies of such Canadian Amendment or Supplement, in such quantities and at such cities as the Underwriters may from time to time reasonably request.

     (m) The Company shall cause commercial copies of the Final Prospectuses to be delivered to the Underwriters without charge, in such numbers and in such cities as the Underwriters may reasonably request by oral instructions to the printer of the Final Prospectuses given forthwith after the Underwriters have been advised that the Company has complied with Applicable Securities Laws with respect to the filing thereof. Such delivery shall be effected as soon as possible and, in any event, on or before a date one business day after compliance with Applicable Securities Laws with respect to the filing thereof.

     (n) The Company, during the period when the Final Prospectuses are required to be delivered under the 1933 Act or the 1934 Act or under applicable Canadian Securities Laws, will file all documents required to be filed by the Company with (i) the SEC pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Rules, and (ii) with the Province of British Columbia, and each of the other Qualifying Provinces, in accordance with applicable Canadian Securities Laws.

     (o) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Underwriters, such consent not to be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

7.   EXPENSES.

          Whether or not the transactions herein contemplated shall be completed, the Company shall pay all expenses of or incidental to the delivery and sale of the Shares and of or incidental to all other matters in connection with the transactions herein set out, including, without limitation, (i) the cost of any institutional and retail roadshows, (ii) expenses payable in connection with the qualification of the Shares for sale to the public, (iii) the fees and expenses of the Company's counsel, accountants and other advisors, (iv) all advertising expenses (other than the usual "tombstone" advertisement placed by the Underwriters), (v) all costs incurred in connection with the preparation, printing and delivery of the Preliminary Prospectuses, Registration Statement, Final Prospectuses and Amendments or Supplements, including commercial copies thereof, (vi) the review of the offering with the National Association of Securities Dealers, Inc., including filing fees and reasonable fees and disbursements of the Underwriters' U.S. Counsel in connection therewith and in connection with any blue sky survey and the registration of the Shares under state blue sky securities laws. Except as provided in this Section 7, the Underwriters will pay their own costs and expenses, including the fees of their counsel.

8.   INDEMNIFICATION.

     (a)  COMPANY'S INDEMNITY

          The Company agrees to indemnify and save harmless the Underwriters and their respective affiliates, directors, officers, employees and agents, and each person who controls any Underwriter (including, without limitation, each person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act) from and against all liabilities, claims, losses, damages and reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by such Underwriters in connection with defending or investigating any of the above but excluding any loss of profits and other consequential damages), in any way caused by, or arising directly or indirectly from, or in consequence of:

          (i) any information or statement in the Canadian Preliminary Prospectus, the Canadian Final Prospectus or any Amendment or Supplement thereto (other than any information or statement relating solely to the Underwriters or furnished to the Company by the Underwriters expressly for use therein) being or being alleged to be a misrepresentation (as defined in the SECURITIES ACT (British Columbia)) or untrue, false or misleading;

          (ii) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any untrue statement or alleged untrue statement of a material fact in the U.S. Preliminary Prospectus, U.S. Final Prospectus or any Amendment or Supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, any statement or omission relating solely to the Underwriters or furnished to the Company by the Underwriters expressly for use therein);

         (iii) any order made or inquiry, investigation or proceeding (formal or informal) commenced or threatened by any officer or official of any securities commission or other regulatory authority based upon the circumstances described in clauses (i) or (ii) above which operates to prevent or restrict trading in or distribution of the Shares in any of the Qualifying Provinces or in the United States;

          (iv) the breach of any representations, warranties or covenants of the Company contained herein or delivered pursuant hereto; or

          (v) the non-compliance or alleged non-compliance by the Company with any requirement of Applicable Securities Laws in connection with the transactions contemplated herein, including, without limitation, non-compliance with any statutory requirement to make any document available for inspection.

          This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b)  UNDERWRITERS' INDEMNITY

          Each of the Underwriters agrees severally and not jointly to indemnify and save harmless the Company and its affiliates, directors, officers, employees and agents, and each person who controls the Company (including, without limitation, each person who controls the Company within the meaning of section 15 of the 1933 Act or section 20 of the 1934 Act) from and against all liabilities, claims, losses, damages and reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by them in connection with defending or investigating any of the above but excluding any loss of profits and other consequential damages), in any way caused by, or arising directly or indirectly from, or in consequence of any information or statement described in clauses 8(a)(i) and (ii) contained in the Final Prospectuses or Registration Statement or any Amendment or Supplement thereto regarding facts relating solely to the Underwriters or furnished to the Company by the Underwriters expressly for use therein.

     (c)  NOTIFICATION OF CLAIMS

          If any matter or thing contemplated by Section 8(a) or (b) (any such matter or thing being referred to as a "CLAIM") is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "INDEMNIFIED PARTY") will notify the indemnifier hereunder (the "INDEMNIFIER") as soon as possible of the nature of such Claim (but the omission so to notify the Indemnifier of any potential Claim shall not relieve the Indemnifier from any liability which it may have to any Indemnified Party and any omission so to notify the Indemnifier of any actual claim shall affect the Indemnifier's liability only to the extent that it is materially prejudiced by that failure). The Indemnifier shall be entitled to participate in and, to the extent that it shall wish, to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, that no settlement of any such Claim or admission of liability may be made by the Indemnifier or the Indemnified Party without the prior written consent of the other parties, acting reasonably, and the Indemnifier shall not be liable for any settlement of any such Claim unless it has consented, which consent shall not be unreasonably withheld or delayed in writing to such settlement or unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such Claim or (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party or the Indemnifier.

     (e)  RETAINING COUNSEL

          In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifier fails to assume the defence of such suit on behalf of the Indemnified Party in accordance with this Agreement within 15 days of receiving written notice of such suit; (ii) the Indemnifier and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include the Indemnified Party and the Indemnifier and the Indemnified Party shall have been advised by counsel that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, including due to the availability of one or more legal defenses which are different from or in addition to those available to the Indemnifier (in which case the Indemnifier shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifier. In no event shall the Indemnifier be liable to pay the fees and disbursements of more than one firm of separate counsel for all Indemnified Parties and, in addition, one firm of local counsel in each applicable jurisdiction.

     (f)  RIGHTS AND REMEDIES

          The Company acknowledges that all information or statements in the Final Prospectuses, the Registration Statement or any Amendment or Supplement, or any omission or alleged omission in any information or statement in the Final Prospectuses, the Registration Statement or any Amendment or Supplement that is necessary to make any statement therein not misleading in light of the circumstances in which it was made, other than the information which was furnished to the Company by the Underwriters, forms part of the Company's disclosure.

          It is the intention of the Company to constitute the Underwriters trustees for the Underwriters' affiliates, directors, officers, employees and agents of the covenants of the

Company under this Section 8 with respect to the Underwriters' affiliates, directors, officers, employees and agents and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

          It is the intention of the Underwriters to constitute the Company trustee for the Company's affiliates, directors, officers, employees and agents of the covenants of the Underwriters under this Section 8 with respect to the Company's affiliates, directors, officers, employees and agents and the Company agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

9.     CONTRIBUTION.

          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a) or (b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an Indemnified Party under Section 8(a) or
(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the Indemnified Party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Underwriters and the Company from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters, where the indemnification provided for in Section 8(a) or (b) is unavailable, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of Underwriting Fees but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Final Prospectuses, bear to (y) the Underwriting Fees received by the Underwriters, as set forth in the table on the cover page of the Final Prospectuses. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be liable or responsible for any amount in excess of the Underwriting Fee applicable to the Shares purchased by such Underwriter hereunder; provided, however, that no person guilty of fraud, fraudulent misrepresentation or negligence shall be entitled to contribution from any person who was not guilty of such conduct. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement or Final Prospectuses and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 9. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

10.  TERMINATION.

          This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Underwriters by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Underwriters if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriters, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States or Canada is such as to make it, in the judgment of the Underwriters, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or Canada is such as to make it, in the judgment of the Underwriters, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the SEC or any Qualifying Authority or trading generally on the TSX, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of any Qualifying Authority, the SEC, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any Canadian or U.S. state, provincial or federal authority; or (v) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of the Underwriters seriously adversely affects, or will seriously adversely affect, the financial markets or the business, operations or affairs of the Company and its subsidiaries taken as a whole; or (vi) in the judgment of the Underwriters, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Prospectuses or Final Prospectuses, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

          If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Underwriters for damages occasioned by its failure or refusal.

11.  SUBSTITUTION OF UNDERWRITERS.

          If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under
Section 10) to purchase on the Closing Date the Shares agreed to be purchased on the Closing Date by such Underwriter or Underwriters, the remaining Underwriters may find one or more substitute underwriters to purchase such Shares or make such other arrangements as such remaining Underwriters may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as they agree upon, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following the Closing Date,

     (a) if the number of Shares to be purchased by the defaulting Underwriters on the Closing Date shall not exceed 20% of the Shares that all the Underwriters are obligated to purchase on the Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than 20% of the number of Shares without the written consent of such Underwriter, or

     (b) if the number of Shares to be purchased by the defaulting Underwriters on the Closing Date shall exceed 20% of the Shares that all the Underwriters are obligated to purchase on the Closing Date, then the Company shall be entitled to five additional business days within which they may, but are not obligated to, find one or more substitute underwriters reasonably satisfactory to the remaining Underwriters to purchase such Shares upon the terms set forth in this Agreement.

          In any such case, the Underwriters shall have the right to postpone the Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Final Prospectuses) may be effected by the Underwriters and the Company. If the number of Shares to be purchased on the Closing Date by such defaulting Underwriter or Underwriters shall exceed 20% of the Shares that all the Underwriters are obligated to purchase on the Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section 11 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on the Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 7, 8 and 9. The provisions of this Section 11 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

12.  COVENANTS OF UNDERWRITERS.

          The Underwriters shall offer the Shares for sale to the public, in the Qualifying Provinces and the United States of America, through investment dealers and brokers duly licensed under applicable laws (the Underwriters, together with such other investment dealers and brokers, are collectively referred to herein as the "SELLING FIRMS"), only as permitted by Applicable Securities Laws, upon the terms and conditions set forth in the Final Prospectuses and in this Agreement.

          The Underwriters will not solicit offers to purchase or sell the Shares so as to require registration thereof or the filing of a prospectus with respect thereto under the laws of any jurisdiction other than the Qualifying Provinces or the United States and will require each Selling Firm to agree with the Underwriters not to so solicit or sell.

          The Underwriters shall use all reasonable efforts to complete and to cause the other Selling Firms to complete the distribution of the Shares as soon as possible after the Closing Date.

          The Underwriters shall notify the Company when, in their opinion, the Underwriters and the other Selling Firms have ceased distribution of the Shares and provide a breakdown of the number of Shares distributed in each of the Qualifying Provinces where such breakdown is required for the purpose of calculating fees payable to Qualifying Authorities.

13.  MISCELLANEOUS.

          The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

          This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and, except as provided in Sections 8 and 9, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriters, c/o CIBC World Markets Corp. 245 Park Ave., 42nd Floor, New York, New York 10167, Attention: Joanne Wong, with a copy to McCarthy Tetrault LLP, Suite 1300, Pacific Centre, 777 Dunsmuir Street, Vancouver, British Columbia V7Y 1K2, Attention: Richard Balfour, Esq. and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 200 Bay Street, Suite 1820,
P. O. Box 189, Royal Bank Plaza, North Tower, Toronto, Ontario, M5J 2J4,
Attention: Christopher W. Morgan, Esq. and (b) if to the Company, to 19204
North Creek Parkway, Suite 100, Bothell, WA 98011, Attention: the President and to its Agent for Service (as defined below) with a copy to Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, P. O. Box 48600, Vancouver, British Columbia V7X 1T2, Attention: Ian Webb, Esq. and with a copy to Preston Gates & Ellis LLP, 925 Fourth Avenue, Suite 2900, Seattle, Washington, 98104, Attention: Gary Kocher, Esq.

          By the execution and delivery of this Agreement, the Company (i) acknowledges that it has or will by the Closing Time, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor), (the "AGENT FOR SERVICE"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares, that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation,
(ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Chief Executive Officer at its principal office in Vancouver, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

          This Agreement constitutes the entire agreement between the Company and the Underwriters pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement or the Engagement Letter. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

          Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          This Agreement may be signed by facsimile in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among us.

          Very truly yours,

ID BIOMEDICAL CORPORATION


By:
   -------------------------------
    Name:
    Title:


CIBC WORLD MARKETS CORP.


By:
   -------------------------------
    Name:
    Title:

CANACCORD CAPITAL CORPORATION                 RBC DOMINION SECURITIES INC.


By:                                           By:
   -------------------------------               -------------------------------
    Name:                                        Name:
    Title:                                       Title:

DLOUHY MERCHANT GROUP INC.                    TD SECURITIES INC.


By:                                           By:
   -------------------------------               -------------------------------
    Name:                                        Name:
    Title:                                       Title:

DESJARDINS SECURITIES INC.                    WELLS FARGO SECURITIES, LLC


By:                                           By:
   -------------------------------               -------------------------------
    Name:                                        Name:
    Title:                                       Title:

                                   SCHEDULE A

UNDERWRITERS                                  NUMBER OF
------------                           SHARES TO BE PURCHASED
                                       ----------------------

CIBC World Markets Corp.                       730,800
Canaccord Capital Corporation                  495,900
RBC Dominion Securities Inc.                   495,900
Dlouhy Merchant Group Inc.                     365,400
TD Securities Inc.                             261,000
Desjardins Securities Inc.                     130,500
Wells Fargo Securities, LLC                    130,500
                                             ---------
TOTAL                                        2,610,000
                                             ---------
                                             ---------

                                    EXHIBIT A

                  FORM OF OPINION OF BORDEN LADNER GERVAIS LLP

                            PURSUANT TO SECTION 5(i)

(i) Each of the Company and ID Biomedical Corporation of Quebec (the "CANADIAN Subsidiary") are validly existing under the laws of its jurisdiction of incorporation. Each of the Company and the Canadian Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

(ii) Each of the Company and the Canadian Subsidiary has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Final Prospectuses and with respect to the Company to enter into, deliver and perform this Agreement and to issue and sell the Shares being sold by it.

(iii) The Company has authorized share capital as set forth in Section 4(o) and the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, outstanding, fully paid and nonassessable and to the best of such counsel's knowledge, none of them will have been issued in violation of any preemptive or other similar right. The Common Shares conform in all material respects to the descriptions thereof contained in the Final Prospectuses.

(iv) The issued and outstanding shares of the Canadian Subsidiary held directly or indirectly by the Company have been duly authorized and validly issued, are fully paid and nonassessable and, based solely upon counsel's review of the minute books of the Canadian Subsidiary and a personal property security search in the jurisdiction of the head office of the Canadian Subsidiary, are owned by the Company or by another wholly owned subsidiary of the Company, free and clear of any perfected security interest or, to the best of such counsel's knowledge, any other security interests, liens, encumbrances or claims, other than those described in the Final Prospectuses.

(v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares to be sold by it. This Agreement has been duly and validly authorized, and to the extent that execution and delivery are matters governed by the laws of the Province of British Columbia and the laws of Canada applicable therein, executed and delivered by the Company.

(vi) To the best of such counsel's knowledge, the Company is not in violation of any term or provision of its constating documents and is not in violation of any terms or provisions of any judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

(vii) No consent, approval, authorization or order of any court or governmental agency or regulatory body in Canada is required for the execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under Applicable Securities Laws and the requirements of the TSX in connection with the purchase and distribution of the Shares by the Underwriters.

(viii) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any of the Subsidiaries which would have a Material Adverse Effect, except as disclosed in the Final Prospectuses.

(ix) The statements in the Final Prospectuses under the captions "Certain Canadian Federal Income Tax Considerations," and "Description of Share Capital," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters.

(x) All of the documents incorporated by reference in the Canadian Final Prospectus have been filed in each of the Qualifying Provinces.

(xi) The Canadian Preliminary Prospectus, Canadian Final Prospectus and each Amendment or Supplement (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of Canadian Securities Laws.

(xii) All necessary documents and proceedings have been filed and taken and all other legal requirements have been fulfilled under the laws of each of the Qualifying Provinces to qualify the distribution of the Shares to be offered and sold to the public in each of the Qualifying Provinces by or through registrants, investment dealers or brokers registered under applicable legislation of such provinces who have complied with the relevant provisions of such legislation.

(xiii) Computershare Trust Company of Canada, at its office in the City of Vancouver, has been duly appointed as the registrar and transfer agent for the Common Shares in Canada.

(xiv)   The Shares have been conditionally approved for listing on the TSX.

(xv) The form of share certificate representing the Common Shares has been duly approved by the Company and complies with all applicable statutory requirements, with any applicable requirements of the constating documents of the Company, with the provisions of the COMPANY ACT (British Columbia) relating thereto and the requirements of the TSX for share certificates.

(xvi) The Company is a "reporting issuer" or the equivalent under the securities legislation of each of the Qualifying Provinces (where such concept exists) and is not on the list of defaulting issuers maintained under such legislation.

(xvii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated in this Agreement and the Registration Statement, the U.S. Final Prospectus and the Canadian Final Prospectus (including the authorization, issuance, sale and delivery of the Shares and the use of proceeds as described in the U.S. Final Prospectus and the Canadian Final Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement do not and will not conflict with, result in a breach of or create a state of facts which, whether with or without the giving of notice or lapse of time or both, will result in a breach or violation of any of the terms, conditions or provisions of or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) the constating documents of the Company or any resolution of the directors or shareholders of the Company or the Canadian Subsidiary;
        (B) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, as set forth in a Schedule to such opinion (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect); (C) any applicable Canadian federal or British Columbia statute or regulation; or (D) to the knowledge of such counsel, any judgment, order or decree of any government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company or any of its properties, assets or operations.

(xviii) No order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares has been issued by any securities regulatory authority in the Province of British Columbia or the other Qualifying Provinces and to the knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or contemplated.

(xix) To the knowledge of such counsel, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or qualified for distribution under applicable Canadian provincial securities laws.

(xx) To the knowledge of such counsel, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Canadian Final Prospectus other than those described or referred to therein or filed or incorporated by reference therein.

(xxi) The documents incorporated by reference in the Canadian Final Prospectus as amended or supplemented (other than the financial statements and other financial data included or incorporated or deemed to be incorporated therein, as to which we express no opinion), when they were filed with the Reviewing Authority appear on their face to be appropriately responsive to the requirements of the securities laws, rules and regulations of the Province of British Columbia as interpreted and applied by the Reviewing Authority.

(xxii) The choice of New York Law as the governing law of the Agreement is a valid and effective choice of law that would be recognized and applied by a court of competent jurisdiction in British Columbia (a "BRITISH COLUMBIA COURT") in any proceedings that are properly brought before a British Columbia Court; PROVIDED that:

        (a) such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdictions) and is not contrary to public policy, as such term is understood under the laws of British Columbia and the laws of Canada applicable therein ("PUBLIC POLICY"),

        (b) the British Columbia Court would apply British Columbia procedural law to those proceedings, and

        (c) the laws of the State of New York ("NEW YORK LAW") are specifically pleaded and proved as a fact in the British Columbia Court,

                except to the extent that:

        (d) the relevant New York Law is found by the British Columbia Court to be procedural in nature;

        (e) the relevant New York Law is found by the British Columbia Court to be of a revenue, expropriatory, penal or similar nature; or

        (f) the application of the relevant New York Law in the British Columbia Court is found by such court to be inconsistent with Public Policy.

(xxiii) The Company has the corporate power to submit to the non-exclusive jurisdiction of the federal or state courts located in the Borough of Manhattan in the City of New York (the "NEW YORK COURTS") and has taken all necessary corporate action under the laws of the Province of British Columbia and the federal laws of Canada applicable in British

        Columbia to validly appoint ID Biomedical Corporation of Washington as its authorized agent for service for the purposes described in the Agreement.

(xxiv) A final and conclusive civil judgment IN PERSONAM for a sum certain (that is not to be determined at a future time) obtained in a New York Court of competent jurisdiction against the Company in connection with any action arising out of or relating to the Agreement, which judgment is not impeachable as void or voidable or otherwise ineffective under New York Law, would be recognized and could be enforced in a British Columbia Court by an action or counterclaim for the amount due under such judgment; PROVIDED that:

        (a) the New York Court had jurisdiction over the applicable party(s) according to New York Law and either there was a real and substantial connection between the parties, the cause of action and New York, or the New York judgment debtor has attorned to the jurisdiction of the New York Court, so that the New York Court also has jurisdiction over the New York proceeding or the New York judgment debtor according to the Laws;

        (b) the New York judgment was not obtained in breach of the principles of natural justice and does not result in a substantial injustice so that a court in British Columbia would not consider its enforcement unfair;

        (c)     there was no manifest error on the face of such judgment;

        (d)     the judgment was not obtained by fraud;

        (e) the judgment and the enforcement thereof would not be offensive to Public Policy;

        (f) enforcement of such judgment would not constitute, directly or indirectly, the enforcement of foreign revenue or tax laws, a foreign expropriation or confiscation, or a foreign penal law;

        (g) such judgment was not obtained contrary to an order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (Canada);

        (h) no order has been made by the Competition Tribunal under the COMPETITION ACT (Canada) relating to the enforcement of the judgment (as a result of the finding of the Competition Tribunal of an adverse effect, restraint or injury to competition in Canada or foreign trade and commerce of Canada);

        (i) no stay of execution of the judgment has been ordered by the New York Court;

        (j) a sum of money will be converted by a British Columbia Court into Canadian currency in accordance with the FOREIGN MONEY CLAIMS ACT (British Columbia); and

        (k) there has been compliance with the LIMITATIONS ACT (British Columbia) in commencing the action against the judgment debtor to enforce the judgment in the British Columbia Court.

(xxv) We have no reason to believe that the recognition and enforcement of the choice of New York Law in the Agreement, or the recognition of a judgment of a New York Court of the type described in paragraph (xxiv) above, (except as to provisions in the Agreement providing for indemnity or contribution, as to which no opinion is expressed) would be contrary to Public Policy.

(xxvi) No stamp or other issuance or transfer taxes or duties or withholding taxes are payable by or on behalf of the Underwriters to the Government of Canada or the Government of British Columbia or any political subdivision thereof or any authority or agency thereof or therein having power to tax in connection with (A) the issue, sale and delivery of the Shares by the Company to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Canada by the Underwriters of the Shares in the manner contemplated in this Agreement.

(xxvii) The Canadian Preliminary Prospectus, Canadian Final Prospectus and each
        Amendment or Supplement (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of Canadian Securities Laws.

                                    EXHIBIT B

                  FORM OF OPINION OF PRESTON GATES & ELLIS LLP

                            PURSUANT TO SECTION 5(j)


(i) Each of the U.S. Subsidiaries is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(ii) The issued and outstanding shares of the U.S. Subsidiaries held by the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Registration Statement are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(iii) Pursuant to the rules and regulations of the Commission, the Registration Statement became effective under the Act on May -, 2003. The Form F-X of the Company was filed with the Commission prior to the effectiveness of the Registration Statement. To the conscious awareness of facts or other information (the "ACTUAL KNOWLEDGE") of Gary J. Kocher, Vincent A. Ricci, and Shemina Kanji (the "PRIMARY LAWYER GROUP"), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Act.

(iv) The Registration Statement (and the U.S. Prospectus (except in each case for the financial statements and schedules and other financial and statistical data included or incorporated therein or omitted therefrom, as to which we express no opinion)) complies as to form in all material respects with the applicable requirements of the Act and the regulations thereunder; the Form F-X complies as to form in all material respects with the applicable requirements of the Act and the regulations thereunder.

(v) To Actual Knowledge of the Primary Lawyer Group, we do not know of any amendment to the Registration Statement required to be filed and there are no contracts or documents of a character required to be filed as an exhibit to the Registration Statement pursuant to the requirements of Form F-10 that are not so filed.

(vi) No consent, approval, authorization, order, registration, qualification of or with any U.S. court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Agreement, except the registration under the Act of the Shares, and approvals for listing on the Nasdaq National Market, and such consents, approvals, authorizations, registrations or qualifications as may be required by the National Association of Securities Dealers Inc. or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(vii) The statements set forth in the U.S. Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to describe matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects and fairly summarize the information presented therein.

(viii) Compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute or any order, rule or regulation known to the Primary Lawyer Group of any U.S. court or governmental agency or body having jurisdiction over the Company or any of its U.S. Subsidiaries or any of their respective properties, in each case except for such breaches or violations that would not reasonably be expected to have a Material Adverse Effect.

(ix)    The Shares are eligible for listing on Nasdaq.

(x) The Company is not, and after giving effect to the Sale of the Shares and the use of proceeds thereof as described in the U.S. Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(xi) We have participated in the preparation of the Registration Statement and the U.S. Prospectus (excluding the documents incorporated by reference therein or annexed thereto although we have reviewed such documents) and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the U.S. Prospectus (including the documents incorporated by reference therein or annexed thereto) and related matters were discussed, and although we have not undertaken to investigate or verify independently and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus except as set forth in paragraph (vii) above, on the basis of the foregoing (and relying as to materiality to a large extent on the opinion of the officers of the Company) no fact has come to our attention that causes us to believe that, (A) the Registration Statement (except for the financial statements and other financial or statistical data included or incorporated therein, annexed thereto or omitted therefrom, as to which we do not comment), at the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the U.S. Prospectus (except for the financial statements and other financial or statistical data included or incorporated therein, annexed thereto or omitted therefrom, as to which we do not comment), at the time the U.S. Prospectus was issued, at any time prior to the Closing Time any such amended or supplemented prospectus was issued and at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

                    FORM OF OPINION OF SEED IP LAW GROUP LLP

                            PURSUANT TO SECTION 5(k)

SEED                                                701 Fifth Avenue, Suite 6300
------------------------------------                   Seattle WA 98104-7092 USA
INTELLECTUAL PROPERTY LAW GROUP PLLC                   Facsimile: (206) 682-6031
                                                       Telephone: (206) 622-4900
                                                                 www.seedlaw.com

May 14, 2003                                        JEFFREY C. PEPE, PH.D., J.D.
                                                               jeffp@seedlaw.com

                                                 RICHARD G. SHARKEY, PH.D., J.D.
                                                            rsharkey@seedlaw.com
                                                            richards@seedlaw.com

                                      DRAFT

                              STRICTLY CONFIDENTIAL

CIBC World Markets Inc.
Canaccord Capital Inc.
RBC Dominion Securities Inc.
Dlhouy Merchant Group Inc.
TD Securities Inc.
Desjardins Securities Inc.
Wells Fargo Securities, LLC
c/o CIBC World Markets Corp.
417 Fifth Avenue, 2nd Floor
New York, New York 10016

                          Re: ID Biomedical Corporation
                              Common Stock Offering
                              Our Reference: 480094.003

Ladies and Gentlemen:

At your request and on behalf of ID Biomedical Corporation (the "Company"), to which Seed Intellectual Property Law Group PLLC is acting as patent counsel with respect to certain selected patent matters as set forth in Schedule A attached hereto, we are rendering the opinion as set forth below as limited to these patent matters only. This opinion is being delivered pursuant to Section 5(k) of the Underwriting Agreement dated May ___, 2003, between the Company and you (the "Underwriting Agreement").

c/o CIBC World Markets Corp.                                          480094.003
May 14, 2003
Page 2


As you are aware, we are not exclusive patent counsel to the Company. We make no representation as to the accuracy or completeness of any information provided by other counsel to the Company, or by the Company on intellectual property matters, specific or general, for which we have not represented the Company.

In connection with this opinion, we have examined the U.S. final Prospectus and the Canadian final Prospectus, each dated May _____, 2003 ("Prospectuses"). In particular, we have reviewed the following portion of the Prospectuses: "Risk Factors - Our success depends on our ability to protect our proprietary rights and operate without infringing upon the proprietary rights of others"; and the fourth paragraph (pertaining to the GrAS vaccine) under "Subunit Vaccines - Patent Protection" in the Company's Annual Information Form for the year ended December 31, 2002, incorporated by reference into the Prospectuses (collectively, "Patent Information"). We have considered the statements contained in the Patent Information, although we have not independently verified the accuracy, completeness or fairness of such statements.

Subject to the conditions and qualifications contained herein, we provide the following opinions.

Except as noted above and subject to the following paragraphs, to the extent that Patent Information constitutes matters of patent law, summaries of patent legal matters, documents or proceedings, or patent legal conclusions, nothing has come to our attention, as of the date of the Prospectuses and the date of this opinion, that leads us to believe that Patent Information contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. As of the date of the Prospectuses and the date of this opinion, we have no reason to believe that the Patent Information is not in all material respects a fair and accurate summary of the legal matters, documents and proceedings relating thereto.

To our knowledge, the Company has not received notice of a claim of infringement of any patents held by others. To our knowledge, there is no pending or threatened claim or suit by others that the Company is infringing another's patent.

Attached as Schedule A to this opinion is a list of the Company's U.S. patents and pending U.S. patent applications ("U.S. Patent Rights") with respect to which we have been retained by the Company, and a list of the Company's non-U.S. patents and pending non-U.S. patent applications ("Non-U.S. Patent Rights") with respect to which we have been retained by the Company. To our knowledge, each of the U.S. or non-U.S. applications for which we represent the Company (U.S. applications and non-U.S. applications listed in Schedule A, collectively "Applications"), and each of the U.S. patents and non-U.S. patents listed in Schedule A, was properly filed in conformance with the rules of the U.S. Patent and Trademark Office ("USPTO") or relevant non-U.S. Patent Office, and we are not aware of any material defect of form in the preparation or filing of the Applications. To our knowledge, the Applications are being diligently prosecuted. To our knowledge, the Company and/or its licensors are listed on the records of the USPTO or appropriate foreign patent offices as the sole assignee of record, or together as joint assignees of record, for the Applications.

c/o CIBC World Markets Corp.                                          480094.003
May 14, 2003
Page 3


To our knowledge, for each of the U.S. patents and U.S. patent applications listed on Schedule A attached to this opinion, we have disclosed or intend to disclose to the USPTO all information known and believed to be material to patentability under the extant 37 C.F.R. ss.1.56. To our knowledge, the Information Disclosure Statements ("IDSs") filed with the USPTO for the U.S. applications and the U.S. patents listed on Schedule A complied with applicable law and regulations. To our knowledge, all information submitted to the USPTO in the IDSs has been accurate and without misrepresentation.

In reviewing the above we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Company, we have assumed that such entities have the power and authority to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by such entity of all requisite action and the due execution and delivery of such documents by each such entity. With respect to the University of Tennessee Research Corporation ("UTRC") patents and patent applications in particular, we note that while we believe that the Company has rights to the afore-mentioned patents and patent applications, we have not reviewed the license from UTRC to the Company.

We call your attention to the fact that this firm has only represented the Company in connection with patent matters about which we were consulted by the Company. Our response herein is limited solely to those matters as to which we have been engaged to give substantive attention on behalf of the Company in the form of legal representation or consultation. Further, this letter does not purport to analyze, evaluate, or consider the legal effects of any events that occur or are subsequently discovered to have occurred, or which in fact occur subsequent to the date of this letter, which may have otherwise altered the opinion expressed herein.

It should also be recognized that this firm has not been authorized to investigate, nor has it investigated, all legal problems of the Company, even when on notice of some facts that might conceivably constitute a legal problem upon exploration and development, and even though such problems may relate to intellectual property matters. Thus, consideration in the form of preliminary or passing advice or regarding an incomplete or hypothetical state of facts, or where this firm has not been requested it give studied attention to the matter in question is expressly excluded. Similarly excluded are matters which may have been mentioned by the Company but which are not actually being handled by this firm.

We express no opinion as to the laws of any jurisdictions except the Federal laws of the United States of America to the extent specifically referred to herein, as in effect on the date hereof.

It should be recognized that opinions of patent counsel rely on certain determinations of factual issues and determinations of complex issues of law and technology in an area where many issues have yet to be resolved. Even though patent counsel renders such opinions, the forums in which such issues may be raised are not bound by such opinions.

c/o CIBC World Markets Corp.                                          480094.003
May 14, 2003
Page 4


Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, belief or awareness, it is intended to signify that during the course of our representation of the Company in connection with the transactions referred to herein no information has come to our attention that would give us actual knowledge of the existence or absence of such facts. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

This letter is furnished to you pursuant to Section 5(k) of the Underwriting Agreement, is rendered as of the date hereof and is solely for your benefit. Neither this letter nor any opinion expressed herein may be relied upon by, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent. Furthermore, this letter is not to be quoted or otherwise referred to in any financial statements of the Company, or any related document, nor is it to be filed with or furnished to any governmental agency, or other person, without the prior written consent of this firm.


Very truly yours,

SEED Intellectual Property Law Group PLLC


Jeffrey C. Pepe, Ph.D., J.D.


Richard G. Sharkey, Ph.D., J.D.

                                    EXHIBIT D

                   FORM OF OPINION OF MORRISON & FOERSTER LLP

                            PURSUANT TO SECTION 5(k)

                       MORRISON & FOERSTER LLP

SAN FRANCISCO              ATTORNEYS AT LAW                 NEW YORK
LOS ANGELES                                                 WASHINGTON, D.C
DENVER             3811 VALLEY CENTRE DRIVE, SUITE 500      NORTHERN VIRGINIA
PALO ALTO            SAN DIEGO, CALIFORNIA 92130-2332       LONDON
WALNUT CREEK             TELEPHONE (858) 720-5100           BRUSSELS
SACRAMENTO             TELEFACSIMILE (858) 720-5125         BEIJING
CENTURY CITY                                                HONG KONG
ORANGE COUNTY                                               SINGAPORE
SAN DIEGO                                                   TOKYO

                                  May 28, 2003

                                                         Writer's Direct Contact
                                                               (858) 720-7960
                                                                kdow@mofo.com

CIBC World Markets Inc.
Canaccord Capital Inc.
RBC Dominion Securities Inc.
Dlhouy Merchant Group Inc.
TD Securities Inc.
Desjardins Securities Inc.
Wells Fargo Securities, LLC
c/o CIBC World Markets Inc.
417 Fifth Avenue, 2nd Floor
New York, New York 10016

        RE:       Common Stock Offering of ID Biomedical Corporation
        Our File: 40646-28000.00


Dear Sirs:

        We have been engaged as intellectual property counsel for ID Biomedical, Corporation (the "Company") with respect to certain selected patent matters, specifically limited to the Proteosome(TM) protein intranasal vaccine adjuvants and delivery systems, and influenza virus. Therefore, our statements are limited to these patent matters only. This opinion is being delivered pursuant to
Section 5(k) of the Underwriting Agreement dated May 15, 2003, between the Company and you of the stock offering (the "Underwriting Agreement"). All capitalized terms used herein that are defined in, or by reference to, the Underwriting Agreement have the meaning assigned to such terms therein, or by reference therein, unless defined herein.

        Our opinion relates to certain specific paragraphs (described below) of the Registration Statement and U.S. Prospectus filed by the Company with the Securities and Exchange Commission on May 14, 2003, and the Canadian Prospectus filed by the Company with the British Columbia Securities Commission on May 14, 2003 (the "Prospectuses") with respect to the public offering by the Company of Common Shares. With respect to the opinion rendered below, the limitations inherent in the independent verification of factual matters and the character of determinations involved are such that

                           MORRISON & FOERSTER LLP

CIBC World Markets Inc., et al.
May 28, 2003
Page Two


we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectuses.

        For the purposes of this opinion, we have carefully read and examined only the following portion of the Prospectuses relating to the patent rights: the disclosures appearing under the caption "Risk Factors - Our Success Depends On Our Ability To Protect Our Proprietary Rights And Operate Without Infringing Upon The Proprietary Rights of Others" and the first paragraph under "Vaccines - Patent Protection" in the Company's Annual Information Form for the year ended December 31, 2002, which is incorporated by reference in the Prospectuses (collectively the "Patent Information").

        Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Company in connection with the matter described in the first paragraph hereof, Karen Dow has not acquired actual knowledge of the existence or absence of such facts. Please be advised that the above-named person is the only attorney of this Firm who has been actively engaged in the representation of the Company in connection with that matter. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

        We have considered the statements contained in the Patent Information to the extent that they constitute matters of patent law, and, without independent verification of the accuracy, completeness or fairness of such statements, nothing has come to our attention, as of the date of the Prospectuses and the date of this opinion, that leads us to believe that the Patent Information contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they are made. As of the date of the Prospectuses and the date of this opinion, we have no reason to believe that the Patent Information is not in all material respects a fair and accurate summary of the legal matters, documents and proceedings relating thereto.

        (1) Attached as Schedule A to this opinion is a list of the U.S. patents and pending U.S. patent applications (the "U.S. Patent Rights") with respect to which we have been retained by the Company. To our knowledge, the U.S. Patent Rights are either licensed, owned, or co-owned by the Company, and either (a) an assignment from the inventors to the Company, licensor, or the other co-owner has been recorded or is being recorded in the United States Patent and Trademark Office, (b) an assignment from the inventors to an intervening assignee and then to the Company, licensor, or the other co-owner has been recorded or is being recorded in the United States Patent and Trademark Office, or (c) the named inventors of the U.S. Patent Rights have either (i)

                           MORRISON & FOERSTER LLP

CIBC World Markets Inc., et al.
May 28, 2003
Page Three


executed an assignment to the Company, licensor, or the other co-owner, or (ii) are under an obligation to execute an assignment to the Company, licensor, or the other co-owner. To our knowledge, there are no claims to any ownership interests on any of the U.S. Patent Rights by any party other than the Company, licensor, or the other co-owners.

        (2) Attached as Schedule B to this opinion is a list of the non-U.S. patents and pending non-U.S. patent applications (the "Non-U.S. Patent Rights") with respect to which we have been retained by the Company. To our knowledge, the Non-U.S. Patent Rights are either licensed, owned or co-owned by the Company, and the named inventors of the Non-U.S. Patent Rights have either (a) executed an assignment to the Company, licensor, or the other co-owner, or (b) are under an obligation to execute an assignment to the Company, licensor, or the other co-owner. To our knowledge, there are no claims to any ownership interests on any of the Non-U.S. Patent Rights by any party other than the Company, licensor, or the other co-owner. [Schedules A and B provide the following information for each listed patent or patent application: 1) attorney/client reference number; 2) country; 3) title; 4) application filing date; 5) title; 6) parent grant date; 7) parent filing date; 8) inventors; 9) status; and 10) ownership information.

        (3) To our knowledge, for each of the United States patents and patent applications reflected on Schedule A to this opinion, we have disclosed or intend to disclose to the United States Patent and Trademark Office all information known and believed to be material to patentability under the extant 37 C.F.R. ss.1.56.

        (4) To our knowledge, the Company has not received any claim of infringement of any patents held by others, and to our knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company is infringing a patent. To our knowledge, there are no material defects of form in the preparation of the filings of the US patent applications and they are being diligently prosecuted.

        (5) To our knowledge, there are no pending or threatened legal or governmental proceedings relating to the U.S. Patent Rights, other than proceedings before the United States Patent and Trademark Office that are carried out during the course of patent prosecution.

        (6) We express no opinion as to the laws of any jurisdiction except the laws of the United States of America.

        (7) We cannot confirm that all employees, consultants, contractors, advisors and/or collaborators have entered into confidentiality agreements, nor the specific terms of any agreements with third parties, including, but not limited to, any licenses.

                           MORRISON & FOERSTER LLP

CIBC World Markets Inc., et al.
May 28, 2003
Page Four


        (8) We represent the Company in patent matters and would not be expected to be informed of other matters relating to other aspects of the Company's intellectual property, including, but not limited to, trademarks, trade secrets, and copyrights.

        This opinion is rendered to you in connection with the Underwriting Agreement and is solely for your benefit. This opinion may not be disclosed to anyone other than you without our prior written consent and may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that come to our attention after the date of this opinion.


                                            Very truly yours,


                                            Morrison & Foerster LLP

Enclosures:  Schedules A and B